Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
William Davis	Meredith Payette
312-517-5725	312-517-6216
ir@gogoair.com	pr@gogoair.com

Gogo Inc. Announces Launch of $20 Million Senior Secured Notes Offering

Chicago, IL, May 3, 2019 — Gogo Inc. (NASDAQ: GOGO) announced the commencement of a private offering of $20 million aggregate principal amount of additional 9.875% senior secured notes due 2024 (the “Additional Notes”) to be issued by its direct wholly owned subsidiary, Gogo Intermediate Holdings LLC (“Holdings LLC”), and its indirect wholly owned subsidiary, Gogo Finance Co. Inc. (the “Co-Issuer” and, together with Holdings LLC, the “Issuers”). The initial 9.875% Senior Secured Notes due 2024 were issued in an aggregate principal amount of $905 million on April 25, 2019 (the “Initial Notes” and together with the Additional Notes, the “Notes”). On May 3, 2019, the Issuers obtained the consent of the majority of the holders of the Initial Notes (excluding Initial Notes held by the Issuers or any affiliates of the Issuers) to amend the indenture that governs the Initial Notes to increase the amount of indebtedness under Credit Facilities (as defined in the indenture) that may be incurred by $20 million. The Additional Notes and the Initial Notes will be treated as the same series for all purposes under the indenture and collateral agreements that govern the Initial Notes and will govern the Additional Notes. The Additional Notes will be guaranteed on a senior secured basis by Gogo Inc. and all of Holdings LLC’s existing and future restricted subsidiaries (other than the Co-Issuer), subject to certain exceptions (collectively, the “Guarantors”). The Additional Notes and the related guarantees will be secured by first-priority liens (subject to certain exceptions) on substantially all of the Issuers’ and the Guarantors’ assets, including pledged equity interests of the Issuers and (subject to certain exceptions) all of Holdings LLC’s existing and future restricted subsidiaries guaranteeing the Notes, except for certain excluded assets and subject to permitted liens. There can be no assurance that the proposed offering of Additional Notes will be completed.

The Issuers intend to use the net proceeds from the sale of the Additional Notes for general corporate purposes.

The Additional Notes and the guarantees will be offered in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes and the guarantees will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Additional Notes and the guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements regarding Gogo’s financing plans and intended use of proceeds. Such statements, as well as Gogo’s future financial condition and future results of operations, are subject to certain risks and uncertainties including, without limitation, risks related to whether the financing transaction will be consummated on the expected terms, or at all, market and other general economic conditions, whether the conditions required to close the financing transaction will be satisfied, and the fact that Gogo’s management will have discretion in the use of proceeds.

Gogo’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Gogo and its businesses are described in additional detail in its Annual Report on Form 10-K for the year ended December 31, 2018 and other filings made by Gogo with the Securities and Exchange Commission.

Any one of these factors or a combination of these factors could materially affect Gogo’s financial condition or future results of operations, and could influence whether any forward-looking statements contained in this press release ultimately prove to be accurate. Gogo’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and Gogo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.